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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 August 6, 2002

                              Diomed Holdings, Inc.

               Delaware                                000-32045                              84-140636
    (State or other jurisdiction of            (Commission File Number)           (IRS Employer Identification
            incorporation)                                                                       No.)

                       1 Dundee Park
                        Andover, MA                                                   01810
         (Address of Principal Executive Offices)                                   (Zip Code)

       Registrant's telephone number, including area code: (978-475-7771)

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Item 4.  Change in Registrant's Certifying Accountant.

         On August 5, 2002, our Board of Directors resolved to change the Corporation's independent accountants. Accordingly, on that date we dismissed Arthur Andersen LLP and appointed BDO Seidman, LLP to serve as our independent public accountants for the fiscal year ending December 31, 2002. Having completed its standard client acceptance procedures with respect to its engagement by us, BDO Seidman, LLP accepted its appointment as of August 5, 2002.

         The report of Andersen on our consolidated financial statements for the fiscal years ended December 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements between us and Andersen on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure for the fiscal years ended December 31, 2000 or 2001 which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for 2000 or 2001, and there were no reportable events as defined in Item 304(a)(1)(iv) of Regulation S-B for 2000 or 2001 or during the subsequent interim period through the date of Andersen's dismissal.

         As required by Item 304T of Regulation S-B, we provided a copy of this report to Andersen, but we received no response from Andersen relating to this change of independent accountants. Andersen has informed us that it has ceased providing such letters.

         During the fiscal years ended December 31, 2000 and 2001, and through August 5, 2002, we did not consult BDO Seidman, LLP with respect to the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on our financial statements or any other matters of reportable events as set forth in Item 304(a)(2) of Regulation S-B.

Item 7.  Financial Statements and Exhibits.

        (6)    Exhibits.

               None

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                Diomed Holdings, Inc.
                               (Registrant)

Date:    August 6, 2002         By:       /s/  Peter Klein
                                          --------------------------------------
                                Name:     Peter Klein
                                Title:    President and Chief Executive Officer


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